UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017 (October 19, 2017)

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2017 (the “Closing Date”), CoStar Group, Inc. (“CoStar”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among CoStar, as Borrower, CoStar Realty Information, Inc. (“CRI”), as Co-Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, which amended and restated in its entirety that certain Credit Agreement dated as of April 1, 2014 (the “Existing Credit Agreement”) by and among CoStar, as Borrower, CRI, as Co-Borrower, the Lenders from time to time party thereto and JPMorgan, as Administrative Agent. The Credit Agreement provides for a $750 million revolving credit facility with a term of five years. In connection with the closing of the Credit Agreement, CoStar used cash on hand to repay all term loans outstanding under the Existing Credit Agreement, including related fees and expenses. The revolving credit facility will be available on and after the Closing Date for working capital and other general corporate purposes of CoStar and its subsidiaries.

Up to $20 million of the revolving credit facility is available for the issuance of letters of credit. The revolving credit facility will not amortize. The loans under the Credit Agreement bear interest, at the option of CoStar, either (i) during any interest period selected by CoStar, at the London interbank offered rate for deposits in U.S. dollars with a maturity comparable to such interest period, adjusted for statutory reserves (“LIBOR”), plus an initial spread of 1.25% per annum, subject to adjustment based on the First Lien Secured Leverage Ratio (as defined in the Credit Agreement) of CoStar, or (ii) at the greatest of (x) the prime rate from time to time announced by JPMorgan Chase Bank, N.A., (y) the New York Federal Reserve Bank rate, plus ½ of 1% and (z) LIBOR for a one-month interest period plus 1.00%, plus an initial spread of 0.25% per annum, subject to adjustment based on the First Lien Secured Leverage Ratio of CoStar. If an event of default occurs under the Credit Agreement, the interest rate on overdue amounts will increase by 2.00% per annum. The obligations under the Credit Agreement are guaranteed by all material domestic subsidiaries of CoStar and are secured by a lien on substantially all of the assets of CoStar and the guarantors, in each case subject to certain exceptions, pursuant to security and guarantee documents entered into in connection with the Credit Agreement.

The Credit Agreement requires CoStar to maintain (i) a First Lien Secured Leverage Ratio not exceeding 3.50 to 1.00 as of the last day of each fiscal quarter during the term of the Credit Agreement, beginning with the fiscal quarter ending December 31, 2017 and (ii) at any time after the incurrence of additional indebtedness under certain specified exceptions in the Credit Agreement, a Total Leverage Ratio (as defined in the Credit Agreement) not exceeding 4.50 to 1.00. The Credit Agreement also includes other covenants, including covenants that, subject to certain exceptions, restrict the ability of CoStar and its subsidiaries (i) to incur additional indebtedness, (ii) to create, incur, assume or permit to exist any liens, (iii) to enter into mergers, consolidations or similar transactions, (iv) to make investments and acquisitions, (v) to make certain dispositions of assets, (vi) to make dividends, distributions and prepayments of certain indebtedness, and (vii) to enter into certain transactions with affiliates.

The Credit Agreement provides for the following events of default: (i) non-payment of any principal when due or any interest or fees within five days of the due date, (ii) any representation or warranty pursuant to the Credit Agreement or any other loan document is incorrect in any material respect, (iii) the failure by CoStar or any of its subsidiaries to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to notice and lapse of time, (iv) a payment default of at least $35 million under other indebtedness of CoStar or any of its subsidiaries that continues beyond any applicable grace period or any other event or condition under such indebtedness occurs that results in, or permits the holder thereof to cause such indebtedness to become immediately due and payable, (v) certain events relating to ERISA (Employee Retirement Income Security Act) plans that could reasonably be expected to result in a material adverse effect, (vi) certain bankruptcy or insolvency events with respect to CoStar or any material subsidiary, (vii) one or more undischarged judgments for the payment of money in an aggregate amount in excess of $35 million, (viii) the occurrence of a change of control, (ix) the invalidity of any material lien or guarantee granted under the loan documents, and (x) any intercompany subordinated indebtedness in an amount exceeding $35 million shall cease to be subordinated to the obligations under the Credit Agreement and the loan documents. If an event of default occurs and is continuing, the Administrative Agent may accelerate the amounts and terminate all commitments outstanding under the Credit Agreement and may exercise remedies in respect of the collateral.

A copy of the Amendment and Restatement Agreement and the Schedules and Exhibits thereto is attached as Exhibit 10.1 to this Current Report on Form 8-K. Reference is made to the Credit Agreement, the text of which is incorporated herein by reference, for its complete terms. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 2.02. Results of Operations and Financial Condition.

On October 25, 2017, CoStar announced its financial results for the quarter ended September 30, 2017. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on October 19, 2017, CoStar entered into the Credit Agreement. The information included in Item 1.01 of this Report is incorporated herein by reference into this Item 2.03.

Item 8.01. Other Events.

As previously disclosed, on September 11, 2017, CoStar and CRI entered into a Securities Purchase Agreement (the “Agreement”) with LTM Company Dominion, LLC (“LTM”), Dominion Enterprises (“Dominion”), and Landmark Media Enterprises, LLC (“Landmark” and, together with LTM and Dominion, the “Sellers”) pursuant to which CRI will acquire all of the issued and outstanding shares of common stock of DE Holdings, Inc. (the “Acquisition”). The completion of the Acquisition is subject to certain conditions, including among others the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

On October 23, 2017, in consultation with both the FTC and Landmark, CoStar voluntarily withdrew its premerger notification and report form filed with the United States Federal Trade Commission (the “FTC”) and the U.S. Department of Justice under the HSR Act, and refiled it on October 25, 2017, to provide the FTC with additional time to complete its review of the Acquisition. CoStar and Landmark have been working cooperatively with the FTC as it conducts its review of the proposed transaction, and will continue to do so through the completion of that review. CoStar continues to expect that the Acquisition will close during the fourth quarter of 2017, subject to the satisfaction or waiver of all closing conditions.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.        Description

Exhibit 10.1
Amendment and Restatement Agreement, dated as of October 19, 2017, by and among CoStar Group, Inc., CoStar Realty Information, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Exhibit 99.1        CoStar Group, Inc. Press Release Dated October 25, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: October 25, 2017	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer

Exhibit Index

Exhibit
Amendment and Restatement Agreement, dated as of October 19, 2017, by and among CoStar Group, Inc., CoStar Realty Information, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Exhibit	CoStar Group, Inc. Press Release Dated October 25, 2017.